UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date earliest event reported): October 30, 2009

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.
1-11299	ENTERGY CORPORATION (a Delaware corporation) 639 Loyola Avenue New Orleans, LA 70113 Telephone (504) 576-4000	72-1229752

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

Members of Entergy Corporation's management will attend and participate in meetings of the 44th Edison Electric Institute Financial Conference (the "EEI Conference") on November 1-3, 2009. A copy of discussion materials that will be used at the EEI Conference is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein.

On October 30, 2009, Entergy issued two press releases (the "Releases") announcing that its Board of Directors has authorized a stock repurchase program to purchase up to $750,000,000 of its Common Stock. The purchases may be made from time-to-time in open market or in privately negotiated transactions or a combination of the two methods, depending on market and business conditions.

In addition, the Releases issued 2010 earnings guidance for Entergy assuming business as usual for the full year, financial outlooks for Entergy and Enexus after the pending separation of Entergy's non-utility nuclear business and a preliminary three-year capital expenditure plan for 2010-2012. The Releases are attached as Exhibit 99.2 and 99.3 to this Form 8-K and are incorporated herein.

The information in this Form 8-K, including the exhibits listed below, is being furnished, not filed, pursuant to Regulation FD.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1 99.2 99.3	EEI Conference Discussion Materials Release, dated October 30, 2009, issued by Entergy Corporation Release, dated October 30, 2009, issued by Entergy Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entergy Corporation
By: /s/ Theodore H. Bunting, Jr. Theodore H. Bunting, Jr. Senior Vice President and Chief Accounting Officer

Dated: October 30, 2009